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                                                               Exhibit (a)(1)(H)


                                                      Human Resources Department


[CHECKFREE LOGO]



CONFIRMATION OF RECEIPT OF ELECTION FORM

This statement is to confirm the receipt by the CheckFree Human Resources Department of your Election Form(s) associated with the 2003 Stock Option Exchange Program.

The following form was received, along with your Grant Detail Report:

         __ Election Form
         __ Notice of Change in Election From Reject to Accept
         __ Notice of Change in Election From Accept to Reject


by:      ______________________
         (Name)


on:      _______________________
         (Date)


at:      _______________________
         (Time)



Please keep this as your receipt for future reference.


                  4411 E Jones Bridge Road, Norcross, GA 30092
                      Fax: 678/375-1332 - www.checkfree.com